UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

Shire plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	Applied for
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On February 20, 2007, Shire plc (“the Company”) issued a press release setting out the Company’s fourth quarter and full year 2006 earnings and a discussion of the restatement referred to in Item 4.02(a) below. A copy of the Company’s press release is attached hereto as Exhibit 99.01 and is hereby incorporated by reference.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     Management and the Audit Committee of the Board of Directors of the Company concluded on February 19, 2007 that the Company’s consolidated financial statements contained within the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the periods ended September 30, 2005 and March 31, June 30 and September 30, 2006 should not be relied upon for the reason described below.

     The Company has determined that the value ascribed to in-process research and development (IPR&D) acquired as a result of the Transkaryotic Therapies, Inc. acquisition, and subsequently written off as required under US GAAP in the quarter ended September 30, 2005 did not include the benefit of tax amortization as required by the American Institute of Certified Public Accountants (AICPA) Practice Aid, Assets Acquired in a Business Combination to Be Used in Research and Development Activities: A Focus on Software, Electronic Devices, and Pharmaceutical Industries. The effect of this omission was to understate the value of IPR&D expensed in the quarter ended September 30, 2005 by $142 million, with a corresponding overstatement of goodwill.

     The results for the year ended December 31, 2005 have been restated in the Company’s press release attached hereto as Exhibit 99.01 to record the value of IPR&D written off in Q3 2005 at $815 million (previously $673 million). As a result of this restatement the net loss for the year ended December 31, 2005 has increased from $436.4 million to $578.4 million, with the diluted loss per ordinary share for the year to December 31, 2005 increasing from 87.2 cents to 115.6 cents per ordinary share.

     However, as the additional IPR&D write-off in the year ended December 31, 2005 is a non-cash accounting item, it has no impact on the cash flows of the Company for the year ended December 31, 2005. In addition, it has no impact on the cash flows or earnings of the Company for the year ended December 31, 2006 or beyond.

     The Company intends to restate its consolidated financial statements for the year ended December 31, 2005 in its Annual Report on Form 10-K for the year ended December 31, 2006 which it anticipates filing in the week commencing February 26, 2007.

     As a result, Management and the Audit Committee of the Board of Directors of the Company concluded that the Annual Report on Form 10-K for the year ended December 31, 2005, and the Quarterly Reports on Form 10-Q for the periods ended September 30, 2005 and March 31, June 30 and September 30, 2006, should not be relied upon for the reason described above. The Audit Committee of the Board of Directors of the Company discussed this decision to restate the consolidated financial statements for the aforementioned period with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits. The following exhibit is filed herewith:

99.01 Press Release of Shire plc dated February 20, 2007, reporting Shire’s financial results for the twelve months to December 31, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ Angus Russell

	Name:	ANGUS RUSSEL
	Title:	Chief Financial Officer

Dated: February 20, 2007

EXHIBIT INDEX

Number	Description

99.01	Press Release of Shire plc dated February 20, 2007